Exhibit 15.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements Nos. 333-205433, 333-205435, and 333-205436 on Form F-3 of our report dated March 15, 2016, relating to the financial statements of Solaben Electricidad Seis S.A.U. (which report expresses a qualified opinion regarding the omission of comparative financial information for the year ended December 31, 2013) appearing in this Report of Foreign Private Issuer on Form 6-K of Abengoa Yield plc dated March 15, 2016.

/s/ Deloitte, S.L.

Seville, Spain

March 15, 2016